Exhibit 99.1

MAGICJACK REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS

•	Total net revenues of $35.5 million
•	Access rights renewal revenues were $14.6 million, up 34% year-over-year
•	GAAP operating income of $12.7 million, adjusted EBITDA of $14.8 million
•	GAAP diluted EPS of $0.48, non-GAAP diluted EPS of $0.75
•	Seventh consecutive quarter of GAAP profitability
•	Generated $10.4 million in operating cash flow during Q3
•	Cash and cash equivalents of $53.0 million and no debt
•	Activations totaled 273,534 subscribers, a 21% quarter over quarter increase

West Palm Beach, FL and Jerusalem, Israel, November 12, 2013 – magicJack VocalTec Ltd. (Nasdaq: CALL), a leading cloud communications company, today announced financial results for the third quarter ended September 30, 2013.

"Our business continued to generate strong operating cash flow during the third quarter.  We were pleased with the ongoing market response of the New magicJack Plus and our ability to increase activations by 21% quarter-over-quarter," said magicJack VocalTec President and CEO Gerald Vento.  "We expect to achieve double digit revenue growth in 2014 driven by our brand refresh including new packaging and TV campaigns, an updated website, and expanded retail and digital distribution channels.  Our strong balance sheet, nationally recognized brand, established customer base, high visibility distribution channels and low cost technology platform position us well for the next phase of growth.”

Third Quarter 2013 Financial Highlights:

–
Net revenues: Total net revenues were $35.5 million.  Net revenues from the sales of magicJack and magicJack PLUS were $13.2 million and access rights renewal revenues were $14.6 million, an increase of 34% on a year-over-year basis, and accounted for 41% of total net revenues. Prepaid minute revenues were $3.2 million and access and wholesale charges were $1.4 million during the quarter. Other revenue contributed the remaining $3.2 million of total net revenues during the third quarter of 2013.

–	Operating income: GAAP operating income for the third quarter of 2013 was $12.7 million, compared to $11.2 million for the third quarter of 2012.

–	Adjusted EBITDA: Adjusted EBITDA was $14.8 million for the third quarter of 2013 compared to $14.0 million for the third quarter of 2012.

–
Net income: GAAP net income for the third quarter of 2013 was $8.9 million, compared to $15.1 million for the same period last year. GAAP diluted income per share for the third quarter was $0.48, based on 18.6 million weighted-average diluted shares outstanding, compared to $0.77, based on 19.5 million weighted-average diluted shares outstanding, for the same period last year.  GAAP net income during the third quarter of 2013 includes $3.7 million in tax expense compared to $29,000 during the third quarter of 2012, which reflects the company’s current projected effective 2013 tax rate of approximately 32.9%.

–
Non-GAAP net income: Non-GAAP net income for the third quarter of 2013 was $13.9 million, compared to $13.1 million for the third quarter of 2012. Non-GAAP net income per diluted share for the third quarter was $0.75, based on 18.6 million weighted-average diluted shares outstanding, compared to $0.67 per diluted share, based on 19.5 million weighted-average diluted shares outstanding, for the same period last year.

–
Cash and operating cash flow: As of September 30, 2013, magicJack VocalTec had cash and cash equivalents of $53.0 million.  During the third quarter of 2013, the Company generated $10.4 million in free cash flow, an increase of 24% compared to $8.4 million during the third quarter of 2012.

A reconciliation of GAAP to non-GAAP financial measures, as well as the calculation of free cash flow has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

FY 2013 Financial Guidance:

As of November 12, 2013, magicJack is providing the following guidance for the full-year 2013:

–	Net revenues: Total net revenues for the full year 2013 are projected to be in the range of $140 and $142 million.

–	Adjusted EBITDA: Adjusted EBITDA for the full year 2013 is projected to be in the range of $52 and $55 million.

–	Effective tax rate: For the full year 2013 the effective tax rate is expected to be approximately 32.9%.

Additional Third Quarter 2013 and Recent Highlights:

–
magicJack activated 273,534 subscribers during the third quarter of 2013, an increase of approximately 21% compared to the second quarter of 2013. Activations are defined as devices that become activated on to a subscription contract during a given period.

–	As of September 30, 2013, magicJack had an estimated 3.30 million active MJ subscribers, which we define as users of MJ or MJP that are under an active subscription contract.

–	magicJack’s magicJack APP had 5.61 million registered APP users as of September 30, 2013.

–	In November 2013, repurchased in a privately negotiated transaction 1,062,092 of the Company’s ordinary shares at $12.24 per share, for an aggregate purchase price of approximately $13 million.

Quarterly Conference Call:

magicJack VocalTec will host a conference call today at 5:00 p.m. EST to review the company's financial results for the third quarter 2013. To access this call, dial 1-800-289-0487 (United States), or 1-913-312-0636 (international), with conference ID #1881136. A live webcast of the conference call will be accessible from the investor relations page of magicJack VocalTec’s website at http://www.vocaltec.com and a recording will be archived and accessible at http://www.vocaltec.com/events.cfm.  A recording of this conference call will also be available through November 26, 2013, by dialing 1-877-870-5176 (United States), or 1-858-384-5517 (international). The recording access code is #1881136.

About magicJack VocalTec Ltd.

magicJack VocalTec Ltd. (Nasdaq: CALL), the inventor of the magicJack, is a leading cloud communications company. The Company has sold more than 10 million of the easy-to-use, award-winning magicJack since the device’s launch in 2007, and has the use of more than 30 patents. It is the largest-reaching CLEC (Competitive Local Exchange Carrier) in the United States in terms of area codes available and certification in number of states, and the network has historically had uptime of over 99.99 percent.

Non-GAAP Measures

The non-GAAP measures shown in this release exclude various items detailed further below.
magicJack defines Non-GAAP net revenues as GAAP net revenues excluding: a gain in operational change related to prepaid minutes, a gain in adjustment for a favorable settlement with a retail sales broker, transition costs related to introduction of New magicJack Plus, and certain tax matters. magicJack defines adjusted EBITDA as GAAP operating income excluding: depreciation and amortization, share-based issuances, a gain in adjustment for operational change related to prepaid minutes, a gain in adjustment for a favorable settlement with a retail sales broker, transition costs related to introduction of New magicJack Plus, former executive severance payments, and certain tax matters. magicJack defines non-GAAP net income as GAAP net income excluding: share-based issuances, a gain in adjustment for operational change related to prepaid minutes, a gain in adjustment for a favorable settlement with a retail sales broker, transition costs related to introduction of New magicJack Plus, former executive severance payments, and certain tax matters, a change in gain on investments, a change in fair value loss (gain) on common equity put options, and income tax expense. magicJack defines free cash flow as net cash provided by operating activities minus capital expenditures. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because these items vary significantly between companies, it is useful to compare results excluding these amounts as identified below.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements about our projected revenues, income, cash flows, strategy, future operations, new product introductions and customer acceptance, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. These factors include, among other things: changes to our business resulting from increased competition; any operational or cultural difficulties associated with the continuing integration of the businesses of VocalTec and YMax; potential adverse reactions or changes to business relationships resulting from the completion of the merger; unexpected costs, charges or expenses resulting from the merger; the ability of the combined Company to achieve the estimated potential synergies or the longer time it may take, and increased costs required, to achieve those synergies; our ability to develop, introduce and market innovative products, services and applications; our customer turnover rate and our customer acceptance rate; changes in general economic, business, political and regulatory conditions; availability and costs associated with operating our network; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies; the degree of legal protection afforded to our products; changes in the composition or restructuring of us or our subsidiaries and the successful completion of acquisitions, divestitures and joint venture activities; and the various other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

magicJack® is a registered trademark of magicJack VocalTec Ltd. All other product or company names mentioned are the property of their respective owners.

Contact:

Seth Potter
Investor Relations
561-749-2255
ir@vocaltec.com

Third quarter 2013 financial tables follow:

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)
(Unaudited)	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	30-Sep-13	30-Sep-12	30-Sep-13	30-Sep-12
Net revenues	35,533	$40,789	105,312	$116,935
Cost of revenues	12,134	16,746	35,333	47,365
Gross profit	23,399	24,043	69,979	69,570
Operating expenses:
Advertising	2,866	4,892	8,437	19,336
General and administrative	6,892	7,373	20,386	21,079
Research and development	990	592	3,626	1,820
Total operating expenses	10,748	12,857	32,449	42,235
Operating income	12,651	11,186	37,530	27,335
Other income (expense):
Gain on investments	-	508	722	1,340
Interest and dividend income	45	86	275	538
Interest expense	(65)	(94)	(242)	(318)
Fair value gain (loss) on common equity put options	-	3,449	(1,047)	4,734
Other income, net	15	10	16	31
Total other (expense) income	(5)	3,959	(276)	6,325
Income before income taxes	12,646	15,145	37,254	33,660
Income tax expense	3,743	29	12,257	78
Net income	$8,903	$15,116	$24,997	$33,582

Income per ordinary share:
Basic	$0.48	$0.78	$1.34	$1.66
Diluted	$0.48	$0.77	$1.34	$1.64
Weighted average ordinary shares outstanding:
Basic	18,552	19,407	18,596	20,234
Diluted	18,560	19,507	18,604	20,447

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CONDENSED CONSOLIDATED BALANCE SHEETS INFORMATION

(In thousands)
(Unaudited)
	As of	As of
	30-Sep-13	31-Dec-12
ASSETS
Current Assets
Cash and cash equivalents	$53,017	$18,959
Marketable securities, at fair value	7,151	19,390
Accounts receivable, net of allowance for doubtful accounts and billing adjustments	4,189	6,004
Inventories	4,565	5,340
Deferred costs	7,217	7,066
Deferred tax assets, current	1,843	1,114
Prepaid income taxes	-	98
Deposits and other current assets	1,378	1,313
Total current assets	79,360	59,284

Property and equipment, net	2,073	2,348
Intangible assets, net	13,116	16,136
Goodwill	32,304	32,304
Deferred tax assets, non-current	9,831	9,831
Deposits and other non-current assets	685	864
Total Assets	$137,369	$120,767

LIABILITIES AND CAPITAL DEFICIT
Current Liabilities
Accounts payable	$3,363	$3,651
Accrued expenses and other current liabilities	9,482	13,569
Deferred revenue, current portion	65,367	67,038
Total current liabilities	78,212	84,258

Deferred revenue, net of current portion	57,489	58,165
Other non-current liabilities	2,674	3,114
Total Capital Deficit	(1,006)	(24,770)
Total Liabilities and Capital Deficit	$137,369	$120,767

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)
(Unaudited)	Nine Months	Nine Months
	Ended	Ended
	30-Sep-13	30-Sep-12
Cash flows from operating activities:
Net income	$24,997	$33,582
Provision (recovery) for doubtful accounts and billing adjustments	(3,827)	6,042
Share-based issuances	1,631	2,253
Depreciation and amortization	3,496	2,140
Deferred income tax provision	70	71
Interest expense - non-cash	242	318
Gain on investments	(722)	(1,340)
Fair value loss (gain) on common equity put options	1,047	(4,734)
Contributed services	-	60
Changes in operating assets and liabilities	1,907	6,080
Net cash provided by operating activities	28,841	44,472
Cash flows from investing activities:
Purchases of investments	-	(77,365)
Proceeds from sales of investments	12,622	92,140
Purchases of property and equipment	(84)	(217)
Acquisition of intangible assets	(117)	(5,732)
Net cash provided by investing activities	12,421	8,826
Cash flows from financing activities:
Purchase of treasury stock	(5,704)	(52,308)
Proceeds from sale of common equity put options	-	11,722
Proceeds from exercise of ordinary share options	-	1,210
Payment of other non-current liabilities	(1,500)	(1,500)
Net cash used in financing activities	(7,204)	(40,876)

Net increase in cash and cash equivalents	34,058	12,422
Cash and cash equivalents, beginning of period	18,959	12,961
Cash and cash equivalents, end of period	$53,017	$25,383

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RECONCILIATION OF NET REVENUES TO ADJUSTED NET REVENUES

(In thousands)
(Unaudited)	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	30-Sep-13	30-Sep-12	30-Sep-13	30-Sep-12
Net revenues	$35,533	$40,789	$105,312	$116,935
Operational change related to prepaid minutes	-	-	-	(2,998)
Favorable settlement with a retail sales broker	-	-	(1,192)	-
Transition costs related to introduction of New magicJack Plus	-	-	1,200	-
Certain tax matters	-	-	750	-
Non-GAAP net revenues	$35,533	$40,789	$106,070	$113,937

RECONCILIATION OF OPERATING INCOME TO ADJUSTED EBITDA

(In thousands)
(Unaudited)	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	30-Sep-13	30-Sep-12	30-Sep-13	30-Sep-12
GAAP Operating income	$12,651	$11,186	$37,530	$27,335
Depreciation and amortization	965	890	3,496	2,140
Share-based issuances	1,231	1,881	1,631	2,253
Operational change related to prepaid minutes	-	-	-	(2,998)
Favorable settlement with a retail sales broker	-	-	(1,192)	-
Transition costs related to introduction of New magicJack Plus	-	-	1,200	-
Former executive severance payments	-	-	798	-
Certain tax matters	-	-	750	-
Adjusted EBITDA	$14,847	$13,957	$44,213	$28,730

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME

(In thousands)
(Unaudited)	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	30-Sep-13	30-Sep-12	30-Sep-13	30-Sep-12
GAAP Net income	$8,903	$15,116	$24,997	$33,582
Share-based issuances	1,231	1,881	1,631	2,253
Operational change related to prepaid minutes	-	-	-	(2,998)
Favorable settlement with a retail sales broker	-	-	(1,192)	-
Transition costs related to introduction of New magicJack Plus	-	-	1,200	-
Former executive severance payments	-	-	798	-
Certain tax matters	-	-	750	-
Gain on investments	-	(508)	(722)	(1,340)
Fair value loss (gain) on common equity put options	-	(3,449)	1,047	(4,734)
Income tax expense	3,743	29	12,257	78
Non-GAAP Net income	$13,877	$13,069	$40,766	$26,841

GAAP Net income per share – Diluted	$0.48	$0.77	$1.34	$1.64
Share-based issuances	0.07	0.10	0.09	0.11
Operational change related to prepaid minutes	-	-	-	(0.15)
Favorable settlement with a retail sales broker	-	-	(0.06)	-
Transition costs related to introduction of New magicJack Plus	-	-	0.06	-
Former executive severance payments	-	-	0.04	-
Certain tax matters	-	-	0.04	-
Gain on investments	-	(0.03)	(0.04)	(0.07)
Fair value loss (gain) on common equity put options	-	(0.18)	0.06	(0.23)
Income tax expense	0.20	0.00	0.66	0.00
Non-GAAP Net income per share – Diluted	$0.75	$0.67	$2.19	$1.31

Weighted average ordinary shares outstanding: Diluted	18,560	19,507	18,604	20,447

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(In thousands)
(Unaudited)	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	30-Sep-13	30-Sep-12	30-Sep-13	30-Sep-12
Net cash provided by operating activities	$10,392	$8,352	$28,841	$44,472
Less: Capital expenditures	-	-	(84)	(217)
Free cash flow	$10,392	$8,352	$28,757	$44,255